UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 18, 2009

CAMERON INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13884	76-0451843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 West Loop South, Suite 1700 Houston, TX (Address of principal executive offices)	77027 (Zip Code)

(713) 513-3300
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Cameron International Corporation (the “Company”) announced on November 18, 2009 the completion of its acquisition of NATCO Group, Inc. (“NATCO”) under the terms of its Agreement and Plan of Merger dated as of June 1, 2009, as amended (the “Merger Agreement”), by and among the Company, NATCO, and Octane Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”). With the closing of the merger transaction, each issued and outstanding share of NATCO common stock was converted into the right to receive 1.185 shares of common stock of the Company. Under the terms of the merger agreement, Merger Sub merged with and into NATCO. The Company completed the merger transaction following approval of the merger by the stockholders of NATCO on November 18, 2009.

As a result of the merger transaction, the Company issued approximately 23.7 million shares of its common stock.  Pursuant to the terms of the merger agreement, at the effective time of the merger, each option to purchase shares of common stock of NATCO, whether vested or unvested, outstanding immediately prior to the effective time of the merger was assumed by the Company and converted into an option to acquire shares of common stock of the Company.

Each NATCO stock option that was issued under the NATCO incentive plans and outstanding immediately prior to the effective time was converted into an option to purchase shares of the Company’s common stock and was assumed by the Company. Each NATCO stock option so converted and assumed continues to be subject to the same terms and conditions set forth in the applicable NATCO incentive plan and option agreement immediately prior to the effective time, except as set forth in the Merger Agreement as to vesting.  Each share of NATCO common stock that is subject to a restriction or other condition under the NATCO incentive plans that is outstanding immediately prior to the effective time will, at the effective time, be immediately vested and become free of such restrictions or conditions and automatically converted into the Company’s common stock and cash in lieu of fractional shares in the same manner as each outstanding share of NATCO common stock that is not subject to any such restrictions or conditions, except that NATCO restricted common stock granted between signing of the merger agreement and the effective time will continue to be subject to such restriction or condition in accordance with the agreement and the NATCO incentive equity plan under which they were awarded.

A copy of the Company’s press release dated November 18, 2009 announcing, among other things, the consummation of the merger is filed hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated November 18, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 18, 2009

CAMERON INTERNATIONAL CORPORATION

/s/ William C. Lemmer
Name: William C. Lemmer
Title: Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press Release, dated November 18, 2009.